Exhibit 99.1

Senmiao Technology Reports Fiscal 2023 Third Quarter Financial Results

CHENGDU, China, February 14, 2023 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, as well as an operator of its own online ride-hailing platform, today announced financial results for the fiscal 2023 third quarter ended December 31, 2022.

Please note that the financial figures of Senmiao’s former variable interest entities (“VIEs”) Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (”Jinkailong”) and Chengdu Youlu Technology Ltd. (”Youlu”) had no impact on Senmiao’s consolidated interim financial information for the three months ended December 31, 2022, as a result of deconsolidation of these former VIEs effective March 31, 2022. The financial results from these former VIEs were classified as discontinued operations in the comparative period in 2021, which were previously classified under Automobile Transaction and Related Services.

Fiscal 2023 Third Quarter Financial and Operating Highlights

•	Total revenues of $1.74 million from continuing operations, compared to $1.66 million in the prior-year period, primarily as a result of increased operating lease revenues from automobile rentals, which was partially offset by decreased revenues from online ride-hailing platform services.

•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to December 31, 2022, approximately 27.4 million rides were completed (including orders completed on the platform operated by Senmiao and orders completed on partner platforms, such as Meituan, Xiehua and Anma) with fares paid by riders totaling $88.7 million. As of February 14, 2023, Senmiao operated in 26 cities in China, including three provincial capital cities.

•	Loss from operations of $1.3 million, compared to loss of $2.5 million in the prior-year period, primarily due to the Company’s cost-cutting initiatives that directly resulted in significantly lower selling, general and administrative expenses.

•	Net loss from continuing operations was $1.0 million, compared to net income of $0.3 million in the prior-year period, primarily as a result of a $3.6 million gain due to the change in fair value of derivative liabilities in the prior-year period.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “During the first nine months of fiscal year 2023, we reported $6.3 million in revenues, more than doubling our top line from the prior-year period, achieving $1.0 million in gross profit, and significantly narrowing losses on the bottom line. We were pleased to have achieved slight revenue growth during the third quarter of fiscal year 2022, primarily driven by 53.0% growth in revenue from our automobile rental business. This was offset by lower revenue contributions from our online ride-hailing platform services business, which was significantly impacted by COVID-19 outbreaks in our key cities of Chengdu and Guangzhou, leading to fewer completed orders compared to the prior-year period. Since launching this business in October 2020, we have helped facilitate over 28.0 million rides in 26 cities as of the end of January 2023. As China’s public health situation improves and we continue to expand partner relationships, we believe we are well positioned to grow our automobile rental and online ride-hailing platform services businesses, which we expect will be our key growth drivers.”

Mr. Wen continued, “We have continued to establish strategic relationships with different partners for our online ride-hailing platform services business in cities where Senmiao operates across China, and we are pleased to report positive cash flow from our operating activities for the nine months ended December 31, 2022. Since January 2023, China has moved away from its zero COVID strategy, which we believe will have an overall favorable impact on our business in the near term.”

Financial Review

Revenues

Total revenues were $1.74 million for the fiscal third quarter ended December 31, 2022, compared to under $1.66 million in the prior-year period. The increase was mainly due to the $0.3 million increase in operating lease revenues from automobile rentals. This was partially offset by lower revenue contributions from online ride-hailing platform services.

During the fiscal third quarter ended December 31, 2022, the automobile rental business generated operating lease revenues of $0.8 million, compared to $0.5 million in the prior-year period, due to a significant increase in the number of automobiles leased. The online ride-hailing platform services business generated revenues of $0.8 million, compared to $1.0 million in the prior-year period. The decrease was primarily the result of fewer rides being completed due to COVID-19 outbreaks in Chengdu and Guangzhou, two of Senmiao’s key cities, during the fiscal third quarter ended December 31, 2022.

Cost of Revenues

Cost of revenues increased to $1.6 million for the fiscal third quarter ended December 31, 2022, compared to $1.5 million in the prior-year period, primarily due to a $0.1 million increase in cost of automobiles under operating leases as a result of business expansion.

Gross Profit

Gross profit remained flat at $0.2 million for the fiscal third quarter ended December 31, 2022, compared to gross profit of $0.2 million in the prior-year period.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased 48.7% to $1.4 million for the fiscal third quarter ended December 31, 2022, from $2.7 million in the prior-year period. The decrease was mainly attributable to the Company’s implementation of initiatives to streamline expenses during the period, which resulted in a $0.8 million decrease in financial, legal and marketing consulting fees, a $0.3 million decrease in salary and employee benefit expenses, a $0.2 million decrease in advertising and promotion expenses for online ride-hailing platform services, and other expense reductions.

Net (Loss) Income from Continuing Operations

Net loss from Senmiao’s continuing operations for the fiscal third quarter ended December 31, 2022, was $1.0 million, compared to net income of $0.3 million in the prior-year period. This was primarily the result of a $3.6 million gain from change in fair value of derivative liabilities related to warrants issued in Senmiao’s historical offerings recognized in the prior-year period, compared to a gain of $0.03 million during the fiscal third quarter ended December 31, 2022.

(Loss) Earnings per Share

Loss per share for continuing operations for the fiscal third quarter ended December 31, 2022, was approximately $0.13 based on a weighted average number of basic and diluted common stock of 7.7 million, compared to earnings per share of approximately $0.03 based on a weighted average number of basic and diluted common stock of 5.9 million in the prior-year period.

Financial Position

As of December 31, 2022, Senmiao had cash and cash equivalents of $1.5 million, compared to $1.2 million as of March 31, 2022. Total stockholders’ equity was $5.7 million as of December 31, 2022, compared to $8.1 million as of March 31, 2022.

Additional information regarding Senmiao's results of operations for this quarterly period can be found in Senmiao’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, to be filed with the Securities and Exchange Commission on the date of this earnings release.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 408-538-4577	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

Alice Zhang, Associate

+1 212-836-9610

azhang@equityny.com

© 2023 Senmiao Technology Ltd. All rights reserved.

 SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	December 31,	March 31,
	2022	2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,537,609	$1,185,221
Accounts receivable, net, current portion	204,763	418,022
Accounts receivable, a related party	9,816	—
Inventories	—	286,488
Finance lease receivables, net, current portion	170,337	314,264
Prepayments, other receivables and other assets, net	1,362,817	2,713,208
Due from related parties, current portion, net	659,299	682,335
Total current assets	3,944,641	5,599,538

Property and equipment, net	3,530,196	5,658,773

Other assets
Operating lease right-of-use assets, net	174,262	109,621
Operating lease right-of-use assets, net, related parties	139,787	515,906
Financing lease right-of-use assets, net	690,365	305,933
Intangible assets, net	819,671	959,551
Accounts receivable, net, noncurrent	—	69
Finance lease receivables, net, noncurrent	50,205	92,980
Due from a related party, noncurrent	5,351,735	6,635,746
Other non-current assets	837,731	—
Total other assets	8,063,756	8,619,806

Total assets	$15,538,593	$19,878,117

LIABILITIES, MEZZANNIE EQUITY AND EQUITY
Current liabilities
Borrowings from a financial institution	$22,857	$145,542
Accounts payable	61,090	14,446
Advances from customers	120,871	120,629
Accrued expenses and other liabilities	2,715,209	2,444,367
Due to related parties and affiliates	117,237	11,682
Operating lease liabilities	104,075	50,177
Operating lease liabilities - related parties	163,558	330,781
Financing lease liabilities	402,526	304,557
Derivative liabilities	572,021	2,215,204
Current liabilities - discontinued operations	485,736	528,426
Total current liabilities	4,765,180	6,165,811

Other liabilities
Operating lease liabilities, non-current	97,350	47,910
Operating lease liabilities, non-current - related parties	52,205	226,896
Financing lease liabilities, non-current	289,358	1,376
Deferred tax liability	42,746	46,386
Total other liabilities	481,659	322,568

Total liabilities	5,246,839	6,488,379

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	December 31,	March 31,
	2022	2022
	(Unaudited)
Commitments and contingencies

Mezzanine Equity
Series A convertible preferred stock (par value $1,000 per share, 5,000 shares authorized; 1,741 and 5,000 shares issued and outstanding at December 31, 2022 and March 31, 2022, respectively)	285,802	820,799

Stockholders’ equity
Common stock (par value $0.0001 per share, 10,000,000 shares authorized; 7,693,040 and 6,186,783 shares issued and outstanding at December 31, 2022 and March 31, 2022, respectively) *	782	630
Additional paid-in capital	43,339,412	42,803,033
Accumulated deficit	(36,323,523)	(34,601,545)
Accumulated other comprehensive loss	(1,327,692)	(109,454)
Total Senmiao Technology Limited stockholders’ equity	5,688,979	8,092,664

Non-controlling interests	4,316,973	4,476,275

Total equity	10,005,952	12,568,939

Total liabilities, mezzanine equity and equity	$15,538,593	$19,878,117

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Revenues	$1,710,172	$1,660,119	$6,000,597	$3,152,592
Revenues, a related party	30,748	—	323,321	—
Total revenues	1,740,920	1,660,119	6,323,918	3,152,592

Cost of revenues
Cost of revenues	(1,372,916)	(1,457,589)	(5,038,614)	(5,378,411)
Cost of revenues, a related party	(185,254)	—	(333,756)	—
Total cost of revenues	(1,558,170)	(1,457,589)	(5,372,370)	(5,378,411)

Gross profit (loss)	182,750	202,530	951,548	(2,225,819)

Operating expenses
Selling, general and administrative expenses	(1,385,580)	(2,701,921)	(4,832,658)	(7,102,107)
Provision for doubtful accounts, net of recovery	(126,546)	(6,926)	(470,982)	(125,709)
Impairments of inventories	—	—	(3,085)	—
Impairments of long-lived assets and goodwill	—	(1,975)	-	(142,516)
Total operating expenses	(1,512,126)	(2,710,822)	(5,306,725)	(7,370,332)

Loss from operations	(1,329,376)	(2,508,292)	(4,355,177)	(9,596,151)

Other income (expense)
Other income, net	320,151	97,710	807,276	81,600
Interest expense	(6,975)	—	(6,975)	(5,872)
Interest expense on finance leases	(626)	(13,612)	(8,927)	(44,369)
Change in fair value of derivative liabilities	30,557	3,536,859	1,641,650	5,185,309
Issuance cost incurred for issuing series A convertible preferred stock	—	(821,892)	—	(821,892)

Total other income, net	343,107	2,799,065	2,433,024	4,394,776

Income (loss) before income taxes	(986,269)	290,773	(1,922,153)	(5,201,375)

Income tax expense	—	(4,539)	—	(4,550)

Net income (loss) from continuing operations	(986,269)	286,234	(1,922,153)	(5,205,925)

Loss from discontinued operations, net of applicable income taxes	—	(418,355)	—	(2,418,757)

Net loss	(986,269)	(132,121)	(1,922,153)	(7,624,682)

Net loss attributable to non-controlling interests from continuing operations	14,928	178,808	200,175	1,322,575
Net loss attributable to non-controlling interests from discontinued operations	—	108,772	—	628,877

Net income (loss) attributable to the Company’s stockholders	$(971,341)	$155,459	$(1,721,978)	$(5,673,230)

Net loss	$(986,269)	$(132,121)	$(1,922,153)	$(7,624,682)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other comprehensive income (loss)
Foreign currency translation adjustment	328,208	70,638	(1,177,365)	48,458

Comprehensive loss	(658,061)	(61,483)	(3,099,518)	(7,576,224)

less: Total comprehensive loss attributable to noncontrolling interests	(75,611)	(303,768)	(159,302)	(1,984,990)

Total comprehensive income (loss) attributable to stockholders	$(582,450)	$242,285	$(2,940,216)	$(5,591,234)

Weighted average number of common stock
Basic and diluted*	7,689,406	5,922,655	7,016,860	5,579,271

Earnings (loss) per share - basic and diluted*
Continuing operations	$(0.13)	$0.08	$(0.25)	$(0.70)
Discontinued operations	—	(0.05)	—	(0.32)
Total earnings (loss) per share - basic and diluted*	$(0.13)	$0.03	$(0.25)	$(1.02)

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Nine Months Ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(1,922,153)	$(7,624,682)
Net loss from discontinued operations	—	(2,418,757)
Net loss from continuing operations	(1,922,153)	(5,205,925)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	873,480	704,741
Stock compensation expense	—	653,000
Issuance costs for series A convertible preferred stock	—	821,892
Amortization of right-of-use assets	579,209	635,036
Amortization of intangible assets	128,538	104,829
Provision for doubtful accounts, net of recovery	470,982	125,709
Impairments of inventories	3,085	—
Impairments of long-lived assets	—	142,516
Gain on disposal of long-lived assets	(596,564)	—
Change in fair value of derivative liabilities	(1,641,650)	(5,185,309)
Change in operating assets and liabilities
Accounts receivable	177,273	8,693
Accounts receivable, a related party	(9,876)	—
Inventories	322,689	(93,172)
Prepayments, other receivables and other assets	1,115,661	683,439
Finance lease receivables	187,695	556,021
Accounts payable	48,108	76,877
Advances from customers	10,048	(1,812)
Accrued expenses and other liabilities	639,657	(664,848)
Operating lease liabilities	(37,872)	(113,238)
Operating lease liabilities - related parties	(99,023)	(124,143)
Net cash provided by (used in) operating activities from continuing operations	249,287	(6,875,694)
Net cash provided by operating activities from discontinued operations	—	416,522
Net Cash Provided by (Used in) Operating Activities	249,287	(6,459,172)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,213,996)	(3,484,051)
Cash proceed from disposal of long-lived assets	1,527,550	—
Purchases of intangible assets	(26,408)	(76,637)
Net cash provided by (used in) investing activities from continuing operations	287,146	(3,560,688)
Net cash provided by investing activities from discontinued operations	—	22,586
Net Cash Provided by (Used in) Investing Activities	287,146	(3,538,102)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Nine Months Ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Cash Flows from Financing Activities:
Net proceeds from issuance of common stock in a registered direct offering	—	5,771,053
Net proceeds from issuance of common stock upon warrants exercised	—	22,015
Net proceeds from issuance of series A convertible preferred stock and warrants in a private placement offering	—	4,369,937
Borrowings from a financial institution	—	534,112
Loan to related parties	—	(232,751)
Repayment from related parties and affiliates	359,383	15,546
Repayments of current borrowings from financial institutions	(111,615)	(529,226)
Principal payments of finance lease liabilities	(349,140)	(333,480)
Net cash provided by (used in) financing activities from continuing operations	(101,372)	9,617,206
Net cash used in financing activities from discontinued operations	—	(1,439,919)
Net Cash Provided by (Used in) Financing Activities	(101,372)	8,177,287

Effect of exchange rate changes on cash and cash equivalents	(82,673)	173,623

Net increase (decrease) in cash and cash equivalents	352,388	(1,646,364)
Cash and cash equivalents, beginning of the period	1,185,221	4,448,075
Cash and cash equivalents, end of the period	1,537,609	2,801,711

Less: Cash and cash equivalents from discontinued operations	—	833,060

Cash and cash equivalents from continuing operations, end of period	$1,537,609	$1,968,651

Supplemental Cash Flow Information
Cash paid for interest expense	$6,975	$44,123
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$917,786	$196,671
Recognition of right-of-use assets and lease liabilities, related parties	$118,030	$180,973
Termination of right-of use assets and lease liabilities	54,546	—
Termination of right-of use assets and lease liabilities, related parties	252,939	—
Cashless exercise of November 2021 Investor warrants into common stock	$1,533	$—
Allocation of fair value of derivative liabilities for issuance of common stock	$—	$7,933,434
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$—	$45,674
Acquisition of XXTX’S minority interest with issuance of common stock at fair value	$—	$1,972,717